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                                                                    EXHIBIT 23.3

                         CONSENT OF SMITH CAPITAL, INC.

We consent to the references to our firm in Amendment No. 1 to the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Crescent Financial Corporation in connection with the proposed merger with Centennial Bank pursuant to an Agreement and Plan of Reorganization and Merger dated March 12, 2003.

                                      Smith Capital, Inc.

                                      By:   /s/ Alison J. Smith

                                            Alison J. Smith
                                            President

May 22, 2003